Exhibit 21.1

Subsidiaries of Cumberland Farms Limited

Pursuant to Item 601(b)(21) of Regulation S-K under the Securities Act of 1933, as amended (the “Securities Act”), we have omitted certain subsidiaries which, considered in the aggregate as a single subsidiary, would not constitute a “significant subsidiary” (as defined in Rule 1-02(w) of Regulation S-X under the Securities Act).

Legal Name	State or other Jurisdiction of Incorporation or Organization
Cumberland Farms Finance LLC	Delaware
Cumberland Farms Inc.	Delaware
Echo Tankstellen GmbH	Germany
EG (Benelux) B.V.	Netherlands
EG (Germany) B.V.	Netherlands
EG America, LLC	Delaware
EG Deutschland GmbH	Germany
EG Deutschland Retail & Energy GmbH	Germany
EG Dutch B.V.	Netherlands
EG Finco Limited	England and Wales
EG Group Holdings Europe Limited	England and Wales
EG Retail (America), LLC	Delaware
EG Retail (Belgium) BVBA	Belgium
EG Retail (Netherlands) B.V.	Netherlands
EG Retail BV	Netherlands
EG Services (Netherlands) B.V.	Netherlands
Fastrac EG, LLC	Ohio
Junior Food Stores of West Florida Inc.	Florida
Kwik Shop, Inc.	Kansas
Minit Mart, LLC	Delaware
Mini Mart, Inc.	Wyoming
Quik Stop Markets, Inc.	California
TH Minit Markets, LLC	Pennsylvania